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                                  Exhibit 4.11




NAME OF SUBSCRIBER: Manuel M. Arvesu, Esq.

To:      InnoPet Brands Corp.
         One East Broward Blvd., Suite 1100
         Fort Lauderdale, Florida 33301
         Attention:  CEO




                              INNOPET BRANDS CORP.
              SUBSCRIPTION AGREEMENT AND INVESTMENT REPRESENTATION

                                   SECTION 1.

                  1.1 Subscription.

                  (a) The undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the amount of units (the "Units") of InnoPet Brands Corp., a Delaware corporation (the "Company"), indicated on page 8 hereof, on the terms and conditions described herein and in the Term Sheet, dated December 2, 1997, a copy of which has been received by the undersigned. Each Unit consists of (a) a 10% promissory note (the "Note") of the Company in the principal amount of $25,000; and (b) a warrant (the "Warrant") to purchase 25,000 shares of the Company's Common Stock, exercisable as of the Closing and expiring on December 5, 2001 at an exercise price of $6.00 per share.

                  (b) The minimum number of Units which may be purchased is one
(1) Unit. Partial Units may be accepted at the discretion of the Company.

                  1.2 Purchase of Units.

                  The undersigned understands and acknowledges that the purchase price to be remitted to the Company in exchange for the Units, if any, shall be twenty-five thousand dollars ($25,000) per Unit. Payment for the Units shall be made by certified check or wire transfer in accordance with the instructions of the Company, together with an executed copy of this Agreement and any other required documents.





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                                   SECTION 2.



                  2.1 Acceptance or Rejection.

                  (a) The undersigned understands and agrees that the Company reserves the right to reject this subscription for the Units in whole or part, if, in its reasonable judgment, it deems such action in the best interest of the Company, at any time prior to the applicable Closing (as hereinafter defined), notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's subscription.

                  (b) The undersigned understands and agrees that subscriptions may be revoked provided that written notice of revocation is sent by certified or registered mail, return receipt requested, and is received by the Company at least two business days prior to the applicable Closing.

                  (c) In the event of rejection of this subscription, or in the event the sale of the Units subscribed for by the undersigned is not consummated by the Company for any reason (in which event this Subscription Agreement shall be deemed to be rejected), this Subscription Agreement and any other agreement entered into between the undersigned and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly return or cause to be returned to the undersigned the purchase price remitted to the Company by the undersigned, without interest thereon or deduction therefrom, in exchange for the Units.

                  2.2 Closing; Closing Date.

                  The closing (the "Closing") shall take place at the offices of the Company or such other place as determined by the Company, on such date as is set by the Company. The Company's acceptance of the undersigned's subscription shall be evidenced by the Company's execution of this Agreement. Subsequent Closings, if any, will be held at such times as are determined by the Company. At the Closing of the purchase and sale of the Units subscribed to by the undersigned, the Company shall prepare for delivery to the undersigned a Note and the certificate for the Warrants to be issued and sold to the undersigned, duly registered in the undersigned's name against payment in full by the undersigned of the aggregate purchase price of the Units.



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                                    SECTION 3


                  3.1 Investor Representations and Warranties.

                  The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

                  (a) The undersigned is acquiring the Units for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Units or any of the components of the Units. Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Units for which the undersigned is subscribing or any of the components of the Units.

                  (b) The undersigned has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the undersigned.

                  (c) The undersigned acknowledges his understanding that the offering and sale of the Units is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by virtue of
Section 4(2) of the Securities Act. In furtherance thereof, the undersigned represents and warrants to and agrees with the Company and its affiliates as follows:

                         (i) The undersigned realizes that the basis for the
                  exemption may not be present if, notwithstanding such representations, the undersigned has in mind merely acquiring Units for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned does not have any such intention;

                         (ii) The undersigned has the financial ability to bear
                  the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company;

                         (iii) The undersigned is sophisticated in financial
                  matters and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Units. If



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                  other than an individual, the undersigned also represents it has not been organized for the purpose of acquiring the Units.

                  (d) The undersigned:

                         (i) Has been provided an opportunity for a reasonable
                  period of time prior to the date hereof to obtain information concerning the offering of the Units, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

                         (ii) Has been given the opportunity for a reasonable
                  period of time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the offering of the Units and other matters pertaining to this investment, and has been given the opportunity for a reasonable period of time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information provided in order for him to evaluate the merits and risks of purchase of the Units to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; and

                         (iii) Has determined that the Units are a suitable
                  investment for the undersigned and that at this time the undersigned could bear a complete loss of such investment.

                  (e) The undersigned understands and agrees that the certificates for the Warrants shall bear, substantially, the following legend until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such securities be may sold without registration under the Securities Act as well as any applicable "Blue Sky" or state securities laws:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE



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         CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION,
         THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE BLUE SKY OR SIMILAR SECURITIES LAW."

                  (f) The undersigned understands that an investment in the Units is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

                  (g) The undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and an investment in the Units will not cause such overall commitment to become excessive.

                  (h) The foregoing representations, warranties and agreements shall survive the Closing.


                                   SECTION 4.

                  4.1 Registration Rights.

                  (a) The Company has agreed to file a suitable registration statement covering the resale of the shares of Common Stock underlying the Warrants (the "Warrant Shares"), and the Warrants promptly as practicable after the Closing Date and to use its best efforts to cause such registration statement to be declared effective by the Commission within 60 days after the Closing Date.

                  (b) The holder(s) of the Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from written information furnished by or on behalf of such holders, or their successors or assigns, for specific inclusion in such registration statement.

                  4.2 No Short Sales. The undersigned agrees that for a period of 12 months from the date of Closing he shall not offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock that the undersigned does not own as of such date.



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                                   SECTION 5.

                  5.1 Indemnity. The undersigned agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

                  5.2 Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

                  5.3 Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

                  5.4 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts (and by facsimile signature), and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

                  5.5 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

                  5.6 Entire Agreement. This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

                  5.7 Assignability. This Agreement is not transferable or assignable by the undersigned.



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                  5.8 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflicts of law principles.

                  5.9 Pronouns. The use herein of the masculine pronouns "he", "him" or "his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.





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                     ALL SUBSCRIBERS MUST COMPLETE THIS PAGE


         IN WITNESS WHEREOF, the undersigned has executed this Agreement on the _____ day of December, 1997.


          ONE (1)              X $25,000 Per Unit    = $$25,000
   Units Subscribed For                                   Purchase Price

Manner in which Title is to be held (Please Check One):

1.  |_|   Individual                    7.  |_|   Trust/Estate/Pension or Profit
                                                  Sharing Plan
                                                  Date Opened:__________________
2.  |_|   Joint Tenants with Right of   8.  |_|   As a Custodian for
          Survivorship                            ______________________________
                                                  Under the Uniform Gift to
                                                  Minors Act of the State of
                                                  ______________________________
3.  |_|   Community Property            9.  |_|   Married with Separate
                                                  Property
4.  |_|   Tenants in Common             10. |_|   Keogh
5.  |_|   Corporation/Partnership/      11. |_|   Tenants by the Entirety
          Limited Liability Company
6.  |_|   IRA

--------------------------------------------------------------------------------

             IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.
                   INDIVIDUAL SUBSCRIBES MUST COMPLETE PAGE 9.
             SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGES 10.




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                          EXECUTION BY NATURAL PERSONS
                          ----------------------------



                     Exact Name in Which Title is to be Held


Name:

Manuel M. Arvesu, Esq.


Residence:

100 S.E. 2nd Street
Suite 3700
Miami, Florida 33131


-----------------------------------------
(Signature)


         ACCEPTED this ______ day of December, 1997 on behalf of the Company.



                                  BY:-----------------------------------------
                                      Name:
                                     Title:



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                   EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY
                   ------------------------------------------

                     (Corporation, Partnership, Trust, Etc.)



                          Name of Entity (Please Print)


Date of Incorporation or Organization:

State of Principal Offices:

Federal Taxpayer Identification Number:



                                       BY:

                                     TITLE:

[seal]

Attest:
         (If Entity is a Corporation)



                                     Address



                         Taxpayer Identification Number


         ACCEPTED this ______ day of December, 1997 on behalf of the Company.



                                   BY:-----------------------------------------
                                      Name:
                                     Title:



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